EXHIBIT 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”), dated as of September 30, 2009, is by and among each party identified as a “Grantor” on the signature pages hereto and such other parties as may become Grantors hereunder after the date hereof (individually a “Grantor”, and collectively the “Grantors”) and BANK OF AMERICA, N.A., in its capacity as Administrative Agent.

W I T N E S S E T H

WHEREAS, a revolving credit and term loan facility has been established in favor of Huron Consulting Group Inc., a Delaware corporation (the “Company”), pursuant to the terms of that certain Credit Agreement, dated as of June 7, 2006 (as amended, modified, increased, extended, renewed or replaced, the “Credit Agreement”) among the Company, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent; and

WHEREAS, this Security Agreement is required by the terms of that Eighth Amendment to Credit Agreement dated as of the date hereof (the “Eighth Amendment”) by and among the Company, the Guarantors, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and Issuing Lender;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions and Interpretive Provisions.

(a)           Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Credit Agreement.  In addition, the following terms, which are defined in the UCC as in effect in the State of Illinois on the date hereof, are used as defined therein:  Accession, Account, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Consumer Goods, Deposit Account, Document, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Manufactured Homes, Proceeds, Software, Standing Timber, Supporting Obligation and Tangible Chattel Paper.

(b)           As used herein, the following terms shall have the meanings set forth below:

“Collateral” has the meaning provided in Section 2 hereof.

“Company” has the meaning provided in the recitals hereof, together with its permitted successors and assigns.

“Credit Agreement” has the meaning provided in the recitals hereof.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Eighth Amendment” has the meaning provided in the recitals hereof.

“Excluded Property” means (a) any personal Property (including motor vehicles) in respect of which perfection of a Lien is not accomplished by the filing of a UCC financing statement under Article 9 of the UCC, (b) any leasehold interests, (c) any Property that is subject to a Lien existing on the Closing Date and listed on Schedule 11.2 to the Credit Agreement or a Lien securing Capital Leases obligations or purchase money obligations permitted under Section 11.2(d) of the Credit Agreement, in either case, pursuant to documents that prohibit (or give rise to a right of termination or other remedies upon) the grant of any other Liens in such property, provided in any such case the prohibition is not rendered ineffective by the UCC (including the provisions of Section 9-407 and 9-408) or other applicable law, (d) any permit, lease, license or other contract pursuant to documents that prohibit (or give rise to a right of termination or other remedies upon) the grant of any other Liens therein, provided in any such case the prohibition is not rendered ineffective by the UCC (including the provisions of Section 9-407 and 9-408) or other applicable law, and (e) any Property or assets owned or held by any member of the Company and its Subsidiaries for or relating to any qualified or non-qualified deferred compensation plan.

“Grantor” and “Grantors” has the meaning provided in the introductory paragraph hereof.

“Indemnified Party” has the meaning provided in Section 7(b) hereof.

“Property” means an interest of any kind in any property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Secured Obligations” means, without duplication, (a) all Obligations and (b) all reasonable costs and expenses incurred in connection with enforcement and collection of the Secured Obligations, including reasonable attorneys’ fees and disbursements.

“Security Agreement” has the meaning provided in the introductory paragraph hereof, as the same may be amended, supplemented and modified from time to time.

“UCC” means the Uniform Commercial Code.

(c)           Each of the terms and provisions of Section 1.2 of the Credit Agreement (as the same may be amended or modified as provided therein) are incorporated herein by reference to the same extent and with the same effect as if fully set forth herein.

2.           Grant of Security Interest in the Collateral.  To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, for the benefit of the Administrative Agent and the other holders of the Secured Obligations, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Grantor in and to all of its personal property, of whatever type or description, whether now owned or existing or owned, acquired, or arising hereafter, including the following (collectively, the “Collateral”):

(a)           all Accounts;

(b)           all cash and currency;

(c)           all Chattel Paper;

(d)           those Commercial Tort Claims identified on Schedule 2(d) attached hereto;

(e)           Deposit Accounts (other than payroll accounts);

(f)           all Documents;

(g)          all Equipment;

(h)          all General Intangibles (including contract rights, payment intangibles and intellectual property);

(i)           all Instruments;

(j)           all Inventory;

(k)          all Investment Property;

(l)           Letter of Credit Rights;

(m)         all Software;

(n)         all Supporting Obligations;

(o)         all other personal property of such Grantor of whatever type or description; and

(p)         to the extent not otherwise included, all Accessions and all Proceeds of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Security Agreement shall not extend to (i) any Excluded Property, (ii) the Pledged Collateral, as defined in and which shall be governed by the terms of the Pledge Agreement, and (iii) any Capital Securities in any Subsidiary (which, if the Administrative Agent has any security interest therein, shall be provided for and governed by the Pledge Agreement or other document).  The Grantors and the Administrative Agent, on behalf of itself and the other holders of the Secured Obligations, hereby acknowledge and agree that the security interest created hereby in the Collateral (A) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (B) is not to be construed as an assignment of any intellectual property.

3.           Representations and Warranties.  Each Grantor hereby represents and warrants to the Administrative Agent, for the benefit of the Administrative Agent and the other holders of the Secured Obligations, that:

(a)           Legal Name; Chief Executive Office.  As of the date hereof:

(i)           The Grantor’s exact legal name is (and for the prior five (5) years, or since its formation if less than five (5) years, has been) and state of incorporation or formation, principal place of business and chief executive office are (and for the prior five (5) months, or since its formation if less than five (5) months, have been) as set forth on Schedule 3(a)(i) attached hereto.

(ii)           Other than as set forth on Schedule 3(a)(ii) attached hereto, the Grantor has not been party to a merger, consolidation or other change in structure or used any tradename in the prior five (5) years.

(b)           Ownership.  The Grantor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same.

(c)           Security Interest/Priority.  This Security Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of Administrative Agent and the other holders of the Secured Obligations, in the Collateral of the Grantor and, when properly perfected by filing, shall constitute a valid perfected security interest in such Collateral, to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens.

(d)           Types of Collateral.  None of the Collateral consists of, or is the Accessions or the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes, or Standing Timber.

(e)           Inventory.  No Inventory of the Grantor is held by any Person other than the Grantor pursuant to consignment, sale or return, sale on approval or similar arrangement.

4.           Covenants.  Each Grantor covenants that, so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated, such Grantor shall:

(a)           Other Liens.  Defend the Collateral against the claims and demands of all other parties claiming an interest therein, keep the Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein, except as permitted under the Credit Agreement.

(b)           Preservation of Collateral.  Keep the Collateral in good order, condition and repair and not use the Collateral in violation of the provisions of this Security Agreement and the other Loan Documents or any other agreement relating to the Collateral, any policy insuring the Collateral or any applicable law.

(c)           Change in Structure, Location or Type.  Not, without providing ten (10) Business Days’ prior written notice to the Administrative Agent and without filing such financing statements and amendments to any previously filed financing statements as the Administrative Agent may require, change its name or state of formation or be party to a merger, consolidation or other change in structure or use any tradename other than as set forth on Schedule 3(a)(ii) attached hereto.

(d)           Inspection.  Upon reasonable notice, and during reasonable hours, at all times allow the Administrative Agent or its representatives to visit and inspect the Collateral as set forth in Section 10.2 of the Credit Agreement.

(e)           Perfection of Security Interest.  Execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary, appropriate or convenient  to assure to the Administrative Agent the effectiveness and priority of its security interests hereunder, including such financing statements (including renewal statements), amendments and supplements or such other instruments as the Administrative Agent may from time to time reasonably request in order to (i) perfect and maintain the security interests granted hereunder in accordance with the UCC, (ii) consummate the transactions contemplated hereby and (iii) otherwise protect and assure the Administrative Agent of its rights and interests hereunder.  To that end, the Grantor authorizes the Administrative Agent to file one or more financing statements (with collateral descriptions that may be broader and/or less specific than the description of Collateral contained herein and which may describe the collateral as “all assets” or “all personal property”) disclosing the Administrative Agent’s security interest in any or all of the Collateral of the Grantor without the Grantor’s signature thereon, and further the Grantor also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other Person whom the Administrative Agent may designate, as the Grantor’s attorney-in-fact with full power and for the limited purpose to sign in the name of the Grantor any such financing statements (including renewal statements), amendments and supplements, notices or any similar documents that in the Administrative Agent’s reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as the Secured Obligations remain unpaid and until the commitments relating thereto shall have been terminated.  The Grantor hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or any such financing statement is sufficient for filing as a financing statement by the Administrative Agent without notice thereof to the Grantor wherever the Administrative Agent may in its sole discretion desire to file the same.  In the event for any reason the law of any jurisdiction other than Illinois becomes or is applicable to the Collateral of the Grantor or any part thereof, or to any of the Secured Obligations, the Grantor agrees to execute and deliver all such instruments and to do all such other things as the Administrative Agent in its sole discretion reasonably deems necessary, appropriate or convenient to preserve, protect and enforce the security interests of the Administrative Agent under the law of such other jurisdiction (and, if the Grantor shall fail to do so promptly upon the request of the Administrative Agent, then the Administrative Agent may execute any and all such requested documents on behalf of the Grantor pursuant to the power of attorney granted hereinabove).  If any Collateral is in the possession or control of the Grantor’s agents and the Administrative Agent so requests, the Grantor agrees to notify such agents in writing of the Administrative Agent’s security interest therein and, upon the Administrative Agent’s request, instruct them to hold all such Collateral for the account of the Administrative Agent and the other holders of the Secured Obligations and subject to the Administrative Agent’s instructions.

(f)           Insurance.  Insure, repair and replace the Collateral of the Grantor as set forth in the Credit Agreement; provided that, in any event, the Administrative Agent will be shown as loss payee for casualty insurance to the extent of the collateral interests herein.

(g)           Commercial Tort Claims.

(i)           Promptly notify the Administrative Agent in writing of the initiation of any Commercial Tort Claim in excess of $500,000 before any court or other governmental authority by or in favor of the Grantor or any of its Subsidiaries.

(ii)           Execute and deliver such statements, documents and notices and do and cause to be done all such things as the Administrative Agent may reasonably deem necessary, appropriate or convenient, or as are required by applicable law, to create, perfect and maintain the Administrative Agent’s security interest in any Commercial Tort Claim.

5.           Advances by the Administrative Agent.  On failure of any Grantor to perform any of the covenants and agreements contained herein, the Administrative Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures that the Administrative Agent may make for the protection of the security hereof or that may be compelled to make by operation of law.  All such sums and amounts so expended shall be repayable by the Grantors on a joint and several basis (subject to Section 22 hereof) promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall, subject to Section 4.1 of the Credit Agreement, bear interest from the date said amounts are expended at the rate then applicable to Revolving Loans that are Base Rate Loans.  No such performance of any covenant or agreement by the Administrative Agent on behalf of any Grantor, and no such advance or expenditure therefor, shall relieve the Grantors of any default under the terms of this Security Agreement, the other Loan Documents or any other documents relating to the Secured Obligations.  The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

6.           Remedies.

(a)           General Remedies.  Upon the occurrence of an Event of Default and during the continuation thereof with prior written notice to the Grantors, the Administrative Agent and the other holders of the Secured Obligations shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured Obligations, or by law (including levy of attachment and garnishment), the rights and remedies of a secured party under the UCC of the jurisdiction applicable to the affected Collateral and, further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantors to assemble and make available to the Administrative Agent at the expense of the Grantors any Collateral at any place and time designated by the Administrative Agent that is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Grantors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements).  Each of the Grantors acknowledges that any private sale referenced above may be at prices and on terms less favorable to the seller than the prices and terms that might have been obtained at a public sale and agrees that such private sale shall be deemed to have been made in a commercially reasonable manner.  Neither the Administrative Agent’s compliance with applicable law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale.  In addition to all other sums due the Administrative Agent and the other holders of the Secured Obligations with respect to the Secured Obligations, the Grantors shall pay the Administrative Agent and each of the other holders of the Secured Obligations all reasonable costs and expenses incurred by the Administrative Agent or any such other holder of the Secured Obligations (including reasonable attorneys’ fees and disbursements and court costs) in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Administrative Agent or the other holders of the Secured Obligations or the Grantors concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including any of the foregoing arising in, arising under or related to a case under Debtor Relief Laws.  To the extent the rights of notice cannot be legally waived hereunder, each Grantor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Company in accordance with the notice provisions of Section 15.3 of the Credit Agreement at least ten (10) Business Days before the time of sale or other event giving rise to the requirement of such notice.  The Administrative Agent and the other holders of the Secured Obligations shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given.  To the extent permitted by law, any holder of the Secured Obligations may be a purchaser at any such sale.  To the extent permitted by applicable law, each of the Grantors hereby waives all of its rights of redemption with respect to any such sale.  Subject to the provisions of applicable law, the Administrative Agent and the other holders of the Secured Obligations may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Administrative Agent and the other holders of the Secured Obligations may further postpone such sale by announcement made at such time and place.

(b)           Remedies Relating to Accounts.  Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, each Grantor will promptly upon request of the Administrative Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Administrative Agent.  In addition, upon the occurrence and during the continuance of an Event of Default and prior written notice to such Grantor, the Administrative Agent shall have the right to enforce any Grantor’s rights against its customers and account debtors, and the Administrative Agent or its designee may notify any Grantor’s customers and account debtors that the Accounts of such Grantor have been assigned to the Administrative Agent or of the Administrative Agent’s security interest therein, and may (either in its own name or in the name of a Grantor or both) demand, collect (including by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Administrative Agent and the other holders of the Secured Obligations in the Accounts.  Each Grantor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions hereof shall be solely for the Administrative Agent’s own convenience and that such Grantor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein.  The Administrative Agent and the other holders of the Secured Obligations shall have no liability or responsibility to any Grantor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance.  Each Grantor hereby agrees to indemnify the Administrative Agent and the other holders of the Secured Obligations from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys’ fees and disbursements suffered or incurred by the Administrative Agent or the other holders of the Secured Obligations (each, an “Indemnified Party”) because of the maintenance of the foregoing arrangements except as relating to or arising out of the gross negligence or willful misconduct of an Indemnified Party or its officers, employees or agents.  In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by a Grantor, its directors, shareholders or creditors or an Indemnified Party or any other Person or any other Indemnified Party is otherwise a party thereto.  All amounts due under this subsection shall be payable within ten (10) Business Days after demand therefor.

(c)           Access.  In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall have the right to enter and remain upon the various premises of the Grantors without cost or charge to the

Administrative Agent, and use the same, together with materials, supplies, books and records of the Grantors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise.  In addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

(d)           Nonexclusive Nature of Remedies.  Failure by the Administrative Agent or the other holders of the Secured Obligations to exercise any right, remedy or option under this Security Agreement, any other Loan Document, any other documents relating to the Secured Obligations, or as provided by applicable law, or any delay by the Administrative Agent or the other holders of the Secured Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option.  No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the other holders of the Secured Obligations shall only be granted as provided herein.  To the extent permitted by applicable law, neither the Administrative Agent nor the other holders of the Secured Obligations, nor any party acting as attorney for the Administrative Agent or the other holders of the Secured Obligations, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder.  The rights and remedies of the Administrative Agent and the other holders of the Secured Obligations under this Security Agreement shall be cumulative and not exclusive of any other right or remedy that the Administrative Agent or the other holders of the Secured Obligations may have.

(e)           Retention of Collateral.  To the extent permitted under applicable law, in addition to the rights and remedies hereunder, upon the occurrence and continuance of an Event of Default, the Administrative Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Collateral in satisfaction of the Secured Obligations.  Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have accepted or retained any Collateral in satisfaction of any Secured Obligations for any reason.

(f)           Deficiency.  In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the other holders of the Secured Obligations are legally entitled, the Grantors shall be jointly and severally liable for the deficiency (subject to Section 22 hereof), together with interest thereon (subject to Section 4.1 of the Credit Agreement, at the rate then applicable to Revolving Loans that are Base Rate Loans) together with the reasonable costs of collection and reasonable attorneys’ fees and disbursements.  Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

7.           Rights of the Administrative Agent.

(a)           Power of Attorney.  In addition to other powers of attorney contained herein, each Grantor hereby designates and appoints the Administrative Agent, on behalf itself and the other holders of the Secured Obligations, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i)           to demand, collect, settle, compromise and adjust, and give discharges and releases concerning the Collateral, all as the Administrative Agent may reasonably deem appropriate;

(ii)           to commence and prosecute any actions at any court for the purposes of collecting any of the Collateral and enforcing any other right in respect thereof;

(iii)           to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may reasonably deem appropriate;

(iv)           to receive, open and dispose of mail addressed to a Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the Goods giving rise to the Collateral on behalf of and in the name of such Grantor, or securing, or relating to such Collateral;

(v)           to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(vi)           to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(vii)           to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;

(viii)           to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the Goods or services that have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

(ix)           to adjust and settle claims under any insurance policy relating thereto;

(x)           to authorize or to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may reasonably deem appropriate in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated therein;

(xi)           to institute any foreclosure proceedings that the Administrative Agent may reasonably deem appropriate; and

(xii)           to do and perform all such other acts and things as the Administrative Agent may reasonably deem appropriate or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations shall remain outstanding and until all of the commitments relating thereto shall have been terminated.  The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so.  The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct.  This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral.

(b)           Assignment by the Administrative Agent.  The Administrative Agent may from time to time assign the Secured Obligations and any portion thereof and/or the security interest held by it in the Collateral and any portion thereof in connection with its resignation as Administrative Agent pursuant to Section 14.6 of the Credit Agreement, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Security Agreement in relation thereto.

(c)           The Administrative Agent’s Duty of Care.  Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, of like value, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.  In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Administrative Agent shall have no obligation to clean, repair or otherwise prepare the Collateral for sale.

8.           Rights of Required Lenders.  If Bank of America has resigned as Administrative Agent and no successor Administrative Agent has been appointed pursuant to Section 14.6 of the Credit Agreement, all rights of the Administrative Agent hereunder may be exercised by the Required Lenders.

9.           Application of Proceeds.  Upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any of the other holders of the Secured Obligations in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in the Credit Agreement or other document relating to the Secured Obligations, and each Grantor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Administrative Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

10.           Release of Collateral.  Upon request, the Administrative Agent shall promptly deliver to the applicable Grantor (at such Grantor’s expense) appropriate release documentation to the extent the release of Collateral is permitted under, and on the terms and conditions set forth in, the Credit Agreement; provided that any such release, or the substitution of any of the Collateral for other Collateral, will not alter, vary or diminish in any way the force, effect, lien, pledge or security interest of this Security Agreement as to any and all Collateral not expressly released or substituted, and this Security Agreement shall continue as a first priority lien (subject to Permitted Liens) on any and all Collateral not expressly released or substituted.

11.           Costs and Expenses.  At all times hereafter, whether or not upon the occurrence of an Event of Default, the Grantors agree to promptly pay upon demand any and all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) of the Administrative Agent and the other holders of the Secured Obligations (a) as required under Section 15.5 of the Credit Agreement and (b) as necessary to protect the Collateral or to exercise any rights or remedies under this Security Agreement or with respect to any of the Collateral.  All of the foregoing costs and expenses shall constitute Secured Obligations hereunder.

12.           Continuing Agreement.

(a)           This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remains outstanding (other than contingent indemnity obligations that are not yet due and payable) and until all of the commitments relating thereto have been terminated.  Upon such payment and termination, this Security Agreement shall be automatically terminated and the Administrative Agent shall, upon the request and at the expense of the Grantors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Grantors evidencing such termination.  Notwithstanding the foregoing, all indemnities provided hereunder shall survive termination of this Security Agreement.

(b)           This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any holder of the Secured Obligations as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by the Administrative Agent or any holder of the Secured Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

13.           Amendments and Waivers.  This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except by written agreement of (a) the Grantors and (b) the Administrative Agent (with the consent or at the direction of the requisite Lenders under the Credit Agreement).

14.           Successors in Interest.  This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Grantor, its successors and assigns, and shall inure, together with the rights and remedies of the Administrative Agent and the other holders of the Secured Obligations hereunder, to the benefit of the Administrative Agent and the other holders of the Secured Obligations and their successors and permitted assigns; provided, however, that none of the Grantors may assign its rights or delegate its duties hereunder without the prior written consent of the requisite Lenders under the Credit Agreement.

15.           Notices.  All notices required or permitted to be given under this Security Agreement shall be given as provided in Section 15.3 of the Credit Agreement.

16.           Counterparts.  This Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.

17.           Governing Law; Forum Selection and Venue; Waiver of Jury Trial; Service of Process.

(a)           THIS SECURITY AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

(b)           FORUM SELECTION AND CONSENT TO JURISDICTION; SERVICE OF PROCESS.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.  EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE.  EACH GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS.  EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)           WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(d)           EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 15.3 OF THE CREDIT AGREEMENT.  NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

18.           Severability.  If any provision of this Security Agreement or any related document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Security Agreement and any other related document shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

19.           Entirety.  This Security Agreement, the other Loan Documents and the other documents relating to the Secured Obligations comprise the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  This Security Agreement was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

20.           Survival.  All representations and warranties made hereunder or other document delivered pursuant hereto or in connection herewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent, the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

21.           Other Security.  To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including real property and securities owned by a Grantor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Administrative Agent or the other holders of the Secured Obligations under this Security Agreement, under any of the other Loan Documents or under any other document relating to the Secured Obligations.

22.           Joint and Several Obligations of Grantors.

(a)           Subject to subsection (c) of this Section 22, each of the Grantors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the holders of the Secured Obligations, for the mutual benefit, directly and indirectly, of each of the Grantors and in consideration of the undertakings of each of the Grantors to accept joint and several liability for the obligations of each of them.

(b)           Subject to subsection (c) of this Section 22, each of the Grantors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-

debtor or guarantor, joint and several liability with the other Grantors with respect to the payment and performance of all of the Secured Obligations arising under this Security Agreement, the other Loan Documents and any other documents relating to the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Grantors without preferences or distinction among them.

(c)           Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents or in any other documents relating to the Secured Obligations, the obligations of each Grantor that is a Guarantor under the Credit Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any other applicable Debtor Relief Law (including any comparable provisions of any applicable state law).

[Signatures on Following Pages]

Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:	HURON CONSULTING GROUP INC.,
a Delaware corporation

 By: /s/ James K. Rojas
 Name: James K. Rojas
 Title: Vice President and Chief Financial Officer

HURON CONSULTING GROUP HOLDINGS LLC,
a Delaware limited liability company

By: /s/ James K. Rojas
 Name: James K. Rojas
 Title: Vice President and Chief Financial Officer

HURON CONSULTING SERVICES LLC,
a Delaware limited liability company

By: /s/ James K. Rojas
 Name: James K. Rojas
 Title: Vice President and Chief Financial Officer

WELLSPRING MANAGEMENT SERVICES LLC,
formerly known as SPELTZ & WEIS LLC,
a Delaware limited liability company

By: /s/ James K. Rojas
 Name: James K. Rojas
 Title: Vice President and Chief Financial Officer

HURON DEMAND LLC,
a Delaware limited liability company

By: /s/ James K. Rojas
 Name: James K. Rojas
 Title: Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT:            BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ Michael Brashler
 Name: Michael Brashler
 Title: Vice President

HURON CONSULTING GROUP INC.
SECURITY AGREEMENT

SCHEDULES

Schedule 2(d)                       Commercial Tort Claims
Schedule 3(a)(i)	Legal Name, Jurisdiction of Organization/Formation, Principal Place of Business, Chief Executive Office
Schedule 3(a)(ii)                   Mergers, Consolidations, Changes in Structure, Use of Tradenames

SCHEDULE 2(d)

COMMERCIAL TORT CLAIMS

Huron Consulting Services, LLC, a Delaware Limited Liability Company vs. F. Lisa Murtha, an individual, Kevin Eskew, an individual, Nancy Freeman, an individual, Judy Ringholz, an individual, Linda Robinson, an individual and Sonnenschein Nath & Rosenthal, a Delaware Limited Liability Partnership.

SCHEDULE 3(a)(i)

LEGAL NAME, JURISDICTION OF ORGANIZATION/FORMATION, PRINCIPAL PLACE OF BUSINESS, CHIEF EXECUTIVE OFFICE

Legal Name	Jurisdiction of Organization

Huron Consulting Group Inc.	Delaware
Huron Consulting Group Holdings LLC	Delaware
Huron Consulting Services LLC	Delaware
Wellspring Management Services LLC	Delaware
Huron Demand LLC	Delaware

Principal Place of Business/Chief Executive Office of all Grantors:

550 W. Van Buren Street
Chicago, IL  60607

SCHEDULE 3(a)(ii)

MERGERS, CONSOLIDATIONS, CHANGES IN STRUCTURE, USE OF TRADENAMES

Mergers, Consolidations and Changes in Structure

May 17, 2005
Speltz & Weis LLC, a New Hampshire corporation, was merged into SC Holding, LLC, a Delaware corporation, with SC Holding, LLC as the surviving entity whose name became Speltz & Weis LLC.

April 1, 2006
Huron Consulting Groups Holdings LLC replaced Huron Consulting Group Inc. as the managing and sole member of Speltz & Weis LLC.

July 31, 2006
Huron Consulting Services LLC was assigned assets and assumed obligations of Aaxis Technologies, Inc., a Virginia corporation. (Aaxis was dissolved August 7, 2008.)

Huron Consulting Services LLC was assigned assets and assumed obligations of FAB Advisory Services, LLC, an Illinois limited liability company. (FAB was dissolved August 7, 2008.)

August 31, 2006
Document Review Consulting Services LLC, a Delaware limited liability company, was merged into Huron Consulting Services LLC.

January 2, 2007
Huron Consulting Services LLC was assigned assets and assumed obligations of Glass & Associates, Inc., a Delaware corporation. (Glass was dissolved August 6, 2008.)

Huron Consulting Services LLC was assigned assets and assumed obligations of Wellspring Partners Ltd., a Delaware corporation. (Wellspring was dissolved September 29, 2008.)

January 4, 2007
Speltz & Weis LLC was renamed Huron Management Services LLC.

January 26, 2007
Huron Management Services LLC was renamed Wellspring Management Services LLC.

Use of Tradenames

Huron Consulting Services LLC d/b/a Galt & Company
Huron Consulting Services LLC d/b/a Stockamp & Associates
Huron Consulting Services LLC d/b/a Wellspring Partners